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                                                                   EXHIBIT 10.20

                              CERIDIAN CORPORATION
                            BENEFIT EQUALIZATION PLAN


                         THIRD DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 4.2 of the Ceridian Corporation Benefit Equalization Plan, the undersigned hereby amends the Plan in the manner described below.

1. Section 2.2 of the Plan is amended by adding a new Subsection (D) which reads as follows:

         (D) Notwithstanding Subsections (A), (B) and (C), a Participant described in clause (1) may elect in accordance with clause
                  (2) to receive his or her benefit under the Plan in the form of an actuarially equivalent lump sum payment, regardless of the time and form of payment of his or her benefit under the Pension Plan.

                  (1) Eligibility. A Participant is eligible to make an election to receive a lump sum benefit pursuant to this subsection if and only if

                           (a) he or she terminates employment after December 31, 1999, and

                           (b) at the time of the election, he or she is an executive officer of the Company, as designated by the Company's board of directors.

                           If, after making an election to receive a lump sum benefit pursuant to this subsection, a Participant ceases to be an executive officer of the Company but continues to be an employee of an Affiliated Organization, the election will become or remain effective in accordance with clause (2) and the Participant may thereafter revoke the election in accordance with clause (3) but the Participant may not make any other election unless he or she again becomes and remains an executive officer of the Company, as designated by the Company's board of directors, at the time of the election.

                  (2)      Election. An election pursuant to this subsection
                           must be made on a form provided by the Administrator. The election will become effective on the first day of the second calendar year that begins after the Administrator receives the Participant's properly completed election form, but only if the Participant does not terminate employment before that date. If the Participant terminates employment before the
                           first day of the second calendar year that begins after the Administrator receives the Participant's properly completed election form, the Participant's benefit under the Plan will be distributed in accordance with the provisions of this section without regard to this subsection.
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                  (3)      Revocation. A Participant may revoke an election made
                           pursuant to this subsection. The revocation must be made on a form provided by the Administrator. If the properly completed revocation form is received by the Administrator in the same calendar year as the election form to which it relates, the revocation will become effective on the day on which it is received by the Administrator. If the properly completed revocation form is received by the Administrator after the calendar year during which the Administrator received the election form to which the revocation relates, the revocation will become effective on the first day of the second calendar year that begins after the Administrator receives the Participant's properly completed revocation form, but only if the Participant does not terminate employment before that date. If the Participant terminates employment after an election to receive a lump sum benefit pursuant to this subsection becomes effective and after the Administrator has received a properly completed revocation form but before the revocation becomes effective, the Participant's benefit will be paid in accordance with the election.

                  (4) Death. If a Participant makes an election pursuant to this subsection and dies before he or she terminates employment and before the election becomes effective (i.e., before the first day of the second calendar year that begins after the Administrator receives the Participant's properly completed election form), any death benefit payable under the Plan will be distributed in accordance with the provisions of this section without regard to this subsection. If a Participant makes an election pursuant to this subsection and dies before he or she terminates employment and after the election becomes effective (i.e., after the end of the first calendar year that begins after the Administrator receives the Participant's properly completed election form) and while the election remains in effect (i.e., before the first day of the second calendar year that begins after the Administrator receives the Participant's properly completed revocation form), the lump sum payment the Participant would have received had he or she terminated employment on the date of his or her death and survived will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the Participant's estate, in lieu of any other death benefit to any person pursuant to the Plan, on the date on which the Participant would have received the payment had he or she survived.

                  (5) Amount. A lump sum benefit pursuant to this subsection will be calculated in accordance with Subsections (A) and (B) as if the Participant were eligible to elect and elected to receive his or her benefit under the Pension Plan in the form of a lump sum payment calculated as of the "calculation date," regardless of the actual time and form of payment of his or her benefit under the Pension Plan. For this purpose, the calculation date is the first day of the second calendar month that begins after the calendar month during which the Participant terminates employment or, if later, the first day of the first calendar year that begins after the calendar


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                           year during which the Participant terminates
                           employment, as elected by the Participant in conjunction with his or her election to receive the lump sum.

                  (6) Payment. A lump sum benefit pursuant to this subsection will be paid on or as soon as administratively practicable after the "calculation date," as defined in clause (5).

                  (7) Termination of Employment. The definition of termination of employment in the Pension Plan will be applied to determine whether and when the Participant terminates employment for purposes of this subsection.

2. Section 2.2 of the Plan is amended by adding a new Subsection (E) which reads as follows:

         (E) Following commencement of monthly benefit payments pursuant to the Plan to a Participant described in clause (1), the Participant or his or her beneficiary if the Participant has died, may elect to receive an immediate lump sum payment in an amount equal to the "applicable percentage," as determined pursuant clause (2), of the actuarially equivalent lump sum value of his or her remaining benefit, as determined pursuant to clause (3). The portion of the actuarially equivalent lump sum value of the remaining benefit that is not distributed in a lump sum pursuant to this subsection will be permanently forfeited as of the date of the lump sum payment.

                  (1) Eligibility. A Participant is eligible to make an election to receive a lump sum benefit pursuant to this subsection if and only if

                           (a) he or she terminates employment after December 31, 1999, and

                           (b) he or she attained age 60 on or before the date on which he or she terminates employment.

                           The definition of termination of employment in the Pension Plan will be applied to determine whether and when the Participant terminates employment for purposes of this subsection. For purposes of this subsection, "beneficiary" means the surviving spouse or other person entitled to receive continued monthly benefits pursuant to the Plan as a result of the death of a Participant described in this subsection.

                  (2) Applicable Percentage. The applicable percentage is 85 percent decreased by five-twelfths of one percent for each month by which the date as of which the Participant's monthly benefit pursuant to the Plan commenced precedes the first day of the month first following the Participant's sixty-fifth birthday; provided, that if the date as of which the lump sum payment pursuant to this subsection is calculated follows the date as of which the

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                           Participant's monthly benefit pursuant to the Plan
                           commenced by at least 12 months, the applicable percentage otherwise determined will be increased (but not above 85 percent) by five-twenty-fourths of one percent for each full month by which the date as of which the lump sum is calculated follows the date as of which the Participant's monthly benefit pursuant to the Plan commenced.

                  (3) Lump Sum Value of Remaining Benefit. The actuarially equivalent lump sum value of the Participant's or beneficiary's remaining benefit will be calculated as of the first day of the calendar month that first follows the Administrator's receipt of the Participant's or beneficiary's properly completed written election form, based on the Participant's age (and, if applicable, the joint annuitant's age) or the beneficiary's age, as the case may be, on the date as of which the lump sum payment is calculated. For this purpose, actuarial equivalence will be determined on the basis of

                           (a) an interest rate equal to the greater of (i) the annual interest rate that would have been used under the Retirement Plan to determine the amount of a lump sum benefit calculated as of the date as of which the Participant's monthly benefit payments pursuant to the Plan commenced and (ii) the annual interest rate on 30-year Treasury securities for the second calendar month preceding the first day of the calendar month as of which the lump sum payment is calculated, as determined in accordance with published guidance from the Internal Revenue Service pursuant to Code section 417(e)(3) (for example, June for a lump sum calculated as of August 1) and

                           (b)      mortality rates per the "applicable
                                    mortality table" published in Revenue Ruling
                                    95-6 or other applicable guidance from the Internal Revenue Service pursuant to Code section 417(e)(3).

                  (4) Payment. A lump sum payment pursuant to this subsection will be made within 10 business days after the date as of which the amount of the payment is calculated.

                  (5) Revocation. A Participant may revoke an election to receive an immediate lump sum payment made pursuant to this subsection at any time prior to the date on which the payment is made.

3.       Section 4.2(B) of the Plan is amended to read as follows:

         (B) An amendment adopted in accordance with Subsection (A) is binding on all interested parties as of the effective date in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the beneficiary or joint or contingent annuitant of a deceased Participant, of any benefit to which he or she is entitled under the terms of the


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                  Plan in effect immediately prior to the effective date of the amendment, determined in the case of a Participant who is employed by an Affiliated Organization, as if he or she had terminated employment immediately prior to the effective date of the amendment. Notwithstanding the foregoing, an amendment adopted in accordance with Subsection (A) may delete or change in any way Section 2.2(D), Section 2.2(E) or both from the Plan and such amendment may be applied to any Participant other than a Participant who (1) elected to receive a lump sum payment pursuant to the deleted or changed subsection on a properly completed election form received by the Administrator prior to the date on which the amendment is adopted and (2) has not revoked the election on a properly completed revocation form received by the Administrator prior to the date on which the amendment is adopted, with respect to the election by the Participant described in clause (1).

The foregoing amendments are effective as of January 1, 2001.

The undersigned has caused this instrument to be executed by its duly authorized officers this 28th day of March, 2001.


                                   NEW CERIDIAN CORPORATION

Attest:  /s/ Gary M. Nelson        By:  /s/ Shirley J. Hughes
         Secretary                      Senior Vice President, Human Resources




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